AMENDMENT NO. 2

TO THE

AMENDED AND RESTATED MASTER INTERGROUP SUB-ADVISORY CONTRACT FOR MUTUAL FUNDS

This Amendment dated as of June 16, 2025, amends the Amended and Restated Master Intergroup Sub-Advisory Contract for Mutual Funds (the "Agreement"), dated July 1, 2020, by and among Invesco Advisers, Inc. (the “Adviser”) and each of Invesco Canada Ltd., Invesco Asset Management Deutschland GmbH, Invesco Asset Management Limited, Invesco Asset Management (Japan) Ltd., Invesco Hong Kong Limited, and Invesco Senior Secured Management, Inc. (each a “Sub-Adviser” and, collectively, the “Sub-Advisers”), is hereby amended as follows:

W I T N E S S E T H:

WHEREAS, the parties desire to amend the Agreement to change the names of Invesco EQV European Small Company Fund to Invesco Global Small Cap Equity Fund and Invesco EQV International Small Company Fund to Invesco International Small Company Fund, effective August 22, 2025.

NOW, THEREFORE, the parties agree that:

1.	Exhibit A to the Contract is deleted in its entirety and replaced with the following:

EXHIBIT A

Funds

Invesco Global Core Equity Fund

Invesco Global Small Cap Equity Fund

Invesco International Small Company Fund

Invesco Small Cap Equity Fund

2.	All other terms and provisions of the Contract not amended herein shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their officers designated as of the day and year first above written.

INVESCO ADVISERS, INC.		INVESCO CANADA LTD.
Adviser		Sub-Adviser

By:	/s/ Melanie Ringold	By:	/s/ Shalomi Abraham
Name:	Melanie Ringold	Name:	Shalomi Abraham
Title:	Senior Vice President & Secretary	Title:	Senior Vice President, Secretary and Head of Legal Canada

INVESCO ASSET MANAGEMENT DEUTSCHLAND GMBH

Sub-Adviser

By:	/s/ Paul Dumitrescu
Name:	Paul Dumitrescu
Title:	Managing Director

By:	/s/ Oliver Bilal
Name:	Oliver Bilal
Title:	Managing Director

INVESCO ASSET MANAGEMENT LIMITED

Sub-Adviser

By:	/s/ Alan John Trotter
Name:	Alan John Trotter
Title:	Director

INVESCO ASSET MANAGEMENT (JAPAN) LIMITED

Sub-Adviser

By:	/s/ Takashi Matsuo
Name:	Takashi Matsuo
Title:	CAO

INVESCO HONG KONG LIMITED

Sub-Adviser

By:	/s/ Andrew Lo
Name:	Andrew Lo
Title:	Director

INVESCO SENIOR SECURED MANAGEMENT, INC.

Sub-Adviser

By:	/s/ Antonio Reina
Name:	Antonio Reina
Title:	Secretary

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